LITHIA REPORTS HIGHEST QUARTERLY NET INCOME IN COMPANY HISTORY
________________________________________________

DECLARES DIVIDEND OF $0.31 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 21, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest third quarter revenue and earnings per share in company history.

Third quarter 2020 revenue increased 9% to $3.6 billion from $3.3 billion in the third quarter of 2019.

Third quarter 2020 net income per diluted share was $6.86, an 88% increase from $3.64 per diluted share reported in the third quarter of 2019. Adjusted third quarter 2020 net income per diluted share was $6.89, a 103% increase compared to adjusted net income of $3.39 per diluted share in the same period of 2019.

Third quarter 2020 net income was $159 million, an 86% increase compared to net income of $85 million in the same period of 2019. Adjusted third quarter 2020 net income was $160 million, a 101% increase compared to adjusted net income of $79 million for the same period of 2019.

As shown in the attached non-GAAP reconciliation tables, the 2020 third quarter adjusted results exclude a $0.03 net non-core charge related to insurance reserves and acquisition expenses. The 2019 third quarter adjusted results exclude a $0.25 net non-core benefit due to a net gain on sale of stores, partially offset by insurance reserves and acquisition expenses.

Third Quarter-over-Quarter Operating Highlights:

•	Total company revenues increased 8.6%

•	Same store used vehicle retail sales increased 11.2%

•	Same store F&I per unit increased 9.8% to $1,617

•	Same store total vehicle gross profit per unit increased 28.0% to $4,690

•	Adjusted SG&A as a percentage of gross profit improved by 920 basis points to 59.6%

"Our strong used vehicle performance and sequential improvements in service, body and parts throughout the quarter, coupled with our strategic cost saving measures taken earlier in the year, led us to the highest quarterly earnings per share in our company's history, more than doubling our adjusted earnings per share compared to the third quarter of last year," said Bryan DeBoer, President and CEO. "This record performance and profitability demonstrate the high performance being achieved at our existing stores and only the very beginning of the benefits to be realized through the activation of Driveway, our ecommerce digital home solution."

For the first nine months of 2020 revenues decreased 2% to $9.2 billion, compared to $9.4 billion in 2019.

Net income for the first nine months of 2020 was $12.18 per diluted share, compared to $8.72 per diluted share in 2019, an increase of 40%. Adjusted net income per diluted share for the first nine months of 2020 increased 43% to $12.59 from $8.81 in the same period of 2019.

Corporate Development
During the quarter, we announced the acquisitions of San Francisco BMW, the John Eagle Auto Group in Texas and a Chrysler Jeep Dodge Ram store in Knoxville, Tennessee. In addition, earlier this month we completed the acquisition of Latham Ford in the Albany, New York area. These acquisitions are anticipated to generate $1.46 billion in annualized steady state revenues. For the year, this brings our total anticipated annualized revenue from acquired locations to $1.75 billion and expands our density in key geographic areas.

Balance Sheet Update
We ended the third quarter with over $694 million in cash and availability on our revolving lines of credit.

Earlier this month, we raised $805 million of gross proceeds through to the sale of 3,659,091 shares of Class A common stock, no par value per share, which includes the exercise in full by the Underwriters of their option to purchase up to 477,272 additional shares of Class A common stock. Concurrently, we completed an issuance of $550 million in aggregate principal amount of 4.375% senior notes due 2031 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. We intend to use the net proceeds for general corporate purposes, which may include financing acquisitions, capital expenditures, working capital and repaying or refinancing debt.

Together, this brings our current total cash and available credit to over $2 billion. In addition, our unfinanced real estate could provide additional liquidity of approximately $225 million.

"With the significant amount of capital raised in October, we continue to accelerate the build out of our coast-to-coast network, expanding our ability to provide consumers with convenient, affordable solutions throughout their vehicle ownership lifecycle," said DeBoer. "Together, with our Driveway digital home channel, we are providing the most transparent and comprehensive offerings wherever, whenever and however consumers desire."

Dividend Payment
Our Board of Directors approved a dividend of $0.31 per share related to third quarter 2020 financial results. We expect to pay the dividend on November 27, 2020 to shareholders of record on November 13, 2020.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2020 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2020 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is a growth company powered by people and innovation with a 5-year plan to profitably consolidate the largest retail sector in the country. They are a leading provider of personal transportation solutions in the United States and are among the fastest-growing companies in the Fortune 500 (#6 on 10-Year EPS Growth, #4 10-Year TSR in 2020). By providing a wide array of products throughout the entire lifecycle of the consumer's vehicle ownership experience, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and team performance. Lithia's omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and its physical network. By purchasing strong businesses, they further strengthen this network, leveraging their national digital home channel Driveway and building upon their massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy",

"future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expected growth from our ecommerce home solutions and digital strategies;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;

•	Statements regarding furloughed employees and cost reductions; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;

•	Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and in "Part II, Item 1A. Risk Factors" of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenues:
New vehicle retail	$1,883.3	$1,824.8	3.2%	$4,624.6	$4,993.3	(7.4)%
Used vehicle retail	1,093.2	916.3	19.3	2,889.7	2,632.4	9.8
Used vehicle wholesale	98.8	74.4	32.8	216.8	233.5	(7.2)
Finance and insurance	160.5	136.3	17.8	407.2	382.7	6.4
Service, body and parts	359.5	340.5	5.6	964.9	993.3	(2.9)
Fleet and other	24.9	40.1	(37.9)	79.3	168.6	(53.0)
Total revenues	3,620.2	3,332.4	8.6%	9,182.5	9,403.8	(2.4)%
Cost of sales:
New vehicle retail	1,743.2	1,724.8	1.1	4,314.2	4,711.9	(8.4)
Used vehicle retail	948.4	816.6	16.1	2,556.8	2,355.0	8.6
Used vehicle wholesale	91.2	73.3	24.4	206.5	229.7	(10.1)
Service, body and parts	163.6	169.0	(3.2)	456.5	492.2	(7.3)
Fleet and other	22.2	37.8	(41.3)	71.6	159.8	(55.2)
Total cost of sales	2,968.6	2,821.5	5.2	7,605.6	7,948.6	(4.3)
Gross profit	651.6	510.9	27.5%	1,576.9	1,455.2	8.4%
Asset impairments	—	—	NM	7.9	0.5	NM
SG&A expense	389.1	343.2	13.4	1,039.6	1,021.5	1.8
Depreciation and amortization	22.9	20.9	9.6	67.3	60.9	10.5
Income from operations	239.6	146.8	63.2%	462.1	372.3	24.1%
Floor plan interest expense	(6.1)	(17.9)	(65.9)	(28.3)	(55.5)	(49.0)
Other interest expense	(16.6)	(14.8)	12.2	(50.4)	(45.0)	12.0
Other income, net	2.2	3.3	NM	8.2	8.9	NM
Income before income taxes	219.1	117.4	86.6%	391.6	280.7	39.5%
Income tax expense	(60.3)	(32.2)	87.3	(108.9)	(77.2)	41.1
Income tax rate	27.5%	27.4%		27.8%	27.5%
Net income	$158.8	$85.2	86.4%	$282.7	$203.5	38.9%

Diluted net income per share:
Net income per share	$6.86	$3.64	88.5%	$12.18	$8.72	39.7%

Diluted shares outstanding	23.1	23.4	(1.3)%	23.2	23.3	(0.4)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Gross margin
New vehicle retail	7.4%	5.5%	190	bps	6.7%	5.6%	110	bps
Used vehicle retail	13.2	10.9	230		11.5	10.5	100
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	54.5	50.5	400		52.7	50.4	230
Gross profit margin	18.0	15.3	270		17.2	15.5	170

Unit sales
New vehicle retail	47,923	48,508	(1.2)%		118,699	134,090	(11.5)%
Used vehicle retail	49,363	44,143	11.8		135,499	127,683	6.1
Total retail units sold	97,286	92,651	5.0		254,198	261,773	(2.9)

Average selling price
New vehicle retail	$39,298	$37,618	4.5%		$38,960	$37,238	4.6%
Used vehicle retail	22,145	20,756	6.7		21,326	20,617	3.4

Average gross profit per unit
New vehicle retail	$2,922	$2,061	41.8%		$2,615	$2,098	24.6%
Used vehicle retail	2,932	2,258	29.8		2,457	2,173	13.1
Finance and insurance	1,649	1,471	12.1		1,602	1,462	9.6
Total vehicle(1)	4,655	3,638	28.0		4,173	3,611	15.6

Revenue mix
New vehicle retail	52.0%	54.8%			50.4%	53.1%
Used vehicle retail	30.2	27.5			31.5	28.0
Used vehicle wholesale	2.7	2.2			2.4	2.5
Finance and insurance, net	4.4	4.1			4.4	4.1
Service, body and parts	9.9	10.2			10.5	10.6
Fleet and other	0.8	1.2			0.8	1.7

Gross Profit Mix
New vehicle retail	21.5%	19.6%			19.7%	19.3%
Used vehicle retail	22.2	19.5			21.1	19.1
Used vehicle wholesale	1.2	0.2			0.7	0.3
Finance and insurance, net	24.6	26.7			25.8	26.3
Service, body and parts	30.1	33.5			32.2	34.4
Fleet and other	0.4	0.5			0.5	0.6

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2020	2019	2020	2019	2020	2019	2020	2019
SG&A as a % of revenue	10.7%	10.5%	10.7%	10.3%	11.3%	10.8%	11.3%	10.9%
SG&A as a % of gross profit	59.6	68.8	59.7	67.2	65.5	70.0	65.9	70.2
Operating profit as a % of revenue	6.6	4.2	6.6	4.4	5.2	4.0	5.0	4.0
Operating profit as a % of gross profit	36.9	27.1	36.8	28.7	30.2	25.8	29.3	25.6
Pretax margin	6.1	3.3	6.1	3.5	4.4	3.0	4.3	3.0
Net profit margin	4.4	2.4	4.4	2.6	3.2	2.2	3.1	2.2

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Revenues
New vehicle retail	$1,714.1	$1,793.7	(4.4)%		$4,265.0	$4,886.6	(12.7)%
Used vehicle retail	998.3	897.9	11.2		2,693.9	2,566.4	5.0
Finance and insurance	142.5	133.7	6.6		372.9	373.7	(0.2)
Service, body and parts	324.3	334.1	(2.9)		891.5	966.4	(7.8)
Total revenues	3,294.7	3,272.7	0.7		8,501.1	9,185.4	(7.4)

Gross profit
New vehicle retail	$130.0	$98.9	31.4%		$287.8	$276.5	4.1%
Used vehicle retail	133.9	98.7	35.7		309.6	273.0	13.4
Finance and insurance	142.5	133.7	6.6		372.9	373.7	(0.2)
Service, body and parts	174.9	168.3	3.9		467.7	488.4	(4.2)
Total gross profit	591.0	503.1	17.5		1,455.4	1,424.2	2.2

Gross margin
New vehicle retail	7.6%	5.5%	210	bps	6.7%	5.7%	100	bps
Used vehicle retail	13.4	11.0	240		11.5	10.6	90
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.9	50.4	350		52.5	50.5	200
Gross profit margin	17.9	15.4	250		17.1	15.5	160

Unit sales
New vehicle retail	43,029	47,548	(9.5)%		108,370	130,721	(17.1)%
Used vehicle retail	45,066	43,180	4.4		126,160	124,147	1.6

Average selling price
New vehicle retail	$39,836	$37,725	5.6%		$39,356	$37,382	5.3%
Used vehicle retail	22,151	20,794	6.5		21,353	20,672	3.3

Average gross profit per unit
New vehicle retail	$3,022	$2,079	45.4%		$2,656	$2,115	25.6%
Used vehicle retail	2,971	2,286	30.0		2,454	2,199	11.6
Finance and insurance	1,617	1,473	9.8		1,590	1,466	8.5
Total vehicle(1)	4,690	3,663	28.0		4,178	3,637	14.9

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2020	2019	2019
Days Supply(1)
New vehicle inventory	50	71	77
Used vehicle inventory	64	65	67
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2020
Current ratio	Not less than 1.10 to 1	1.38 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	3.33 to 1
Leverage ratio	Not more than 5.75 to 1	2.33 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$57.1	$84.0
Trade receivables, net	511.7	505.0
Inventories, net	2,128.7	2,433.7
Other current assets	52.9	47.8
Total current assets	$2,750.4	$3,070.5

Property and equipment, net	1,798.3	1,611.7
Intangibles	947.7	761.3
Other non-current assets	899.3	640.4
Total assets	$6,395.7	$6,083.9

Floor plan notes payable	1,603.5	2,067.6
Other current liabilities	608.9	501.5
Total current liabilities	$2,212.4	$2,569.1

Long-term debt	1,799.0	1,430.6
Other long-term liabilities and deferred revenue	689.9	616.5
Total liabilities	$4,701.3	$4,616.2

Stockholder's Equity	1,694.4	1,467.7
Total liabilities & stockholders' equity	$6,395.7	$6,083.9

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
	2020	2019
Net income	$282.7	$203.5
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	7.9	0.5
Depreciation and amortization	67.3	60.9
Stock-based compensation	17.2	11.8
Gain on disposal of assets	(0.5)	—
Gain on sale of franchises	(1.4)	(9.1)
Deferred income taxes	6.8	39.5
(Increase) decrease:
Trade receivables, net	(11.3)	69.7
Inventories	457.0	(4.1)
Other assets	7.8	22.3
Increase (decrease):
Floor plan notes payable, net	(128.0)	83.1
Trade payables	25.0	0.1
Accrued liabilities	23.6	(36.5)
Other long-term liabilities and deferred revenue	46.5	11.8
Net cash provided by operating activities	$800.6	$453.5

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2020	2019
As reported	$800.6	$453.5
Floor plan notes payable, non-trade, net	(317.8)	(114.0)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(133.6)	(46.0)
Adjusted	$349.2	$293.5

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2020
	As reported	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$389.1	$(0.3)	$(0.6)	$388.2

Operating income	239.6	0.3	0.6	240.5

Income before income taxes	219.1	0.3	0.6	220.0
Income tax (provision) benefit	(60.3)	—	(0.1)	(60.4)
Net income	$158.8	$0.3	$0.5	$159.6

Diluted earnings per share	$6.86	$0.01	$0.02	$6.89
Diluted share count	23.1

	Three Months Ended September 30, 2019
	As reported	Disposal gain on sale of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$343.2	$9.4	$(1.1)	$(0.2)	$351.3

Operating income	146.8	(9.4)	1.1	0.2	138.7

Income before income taxes	117.4	(9.4)	1.1	0.2	109.3
Income tax (provision) benefit	(32.2)	2.7	(0.3)	(0.1)	(29.9)
Net income	$85.2	$(6.7)	$0.8	$0.1	$79.4

Diluted earnings per share	$3.64	$(0.28)	$0.03	$—	$3.39
Diluted share count	23.4

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2020
	As reported	Disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	1,039.6	1.4	—	(6.1)	(1.6)	—	1,033.3

Operating income	462.1	(1.4)	7.9	6.1	1.6	—	476.3

Income before income taxes	391.6	(1.4)	7.9	6.1	1.6	—	405.8
Income tax (provision) benefit	(108.9)	0.4	(2.3)	(1.6)	(0.4)	(0.8)	(113.6)
Net income	$282.7	$(1.0)	$5.6	$4.5	$1.2	$(0.8)	$292.2

Diluted earnings per share	$12.18	$(0.04)	$0.24	$0.19	$0.05	$(0.03)	$12.59
Diluted share count	23.2

	Nine Months Ended September 30, 2019
	As reported	Disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Adjusted
Asset impairments	$0.5	$—	$(0.5)	$—	$—	$—

Selling, general and administrative	1,021.5	9.1	—	(9.5)	(1.9)	1,019.2

Operating income	372.3	(9.1)	0.5	9.5	1.9	375.1

Income before income taxes	280.7	(9.1)	0.5	9.5	1.9	283.5
Income tax (provision) benefit	(77.2)	2.6	(0.1)	(2.6)	(0.5)	(77.8)
Net income	$203.5	$(6.5)	$0.4	$6.9	$1.4	$205.7

Diluted earnings per share	$8.72	$(0.28)	$0.02	$0.29	$0.06	$8.81
Diluted share count	23.3

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$158.8	$85.2	86.4%	$282.7	$203.5	38.9%
Flooring interest expense	6.1	17.9	(65.9)	28.3	55.5	(49.0)
Other interest expense	16.6	14.8	12.2	50.4	45.0	12.0
Income tax expense	60.3	32.2	87.3	108.9	77.2	41.1
Depreciation and amortization	22.9	20.9	9.6	67.3	60.9	10.5
EBITDA	$264.7	$171.0	54.8%	$537.6	$442.1	21.6%

Other adjustments:
Less: flooring interest expense	$(6.1)	$(17.9)	(65.9)	$(28.3)	$(55.5)	(49.0)
Less: used vehicle line of credit interest	(0.1)	(1.2)	(91.7)	(0.5)	(3.9)	(87.2)
Add: acquisition expenses	0.6	0.2	200.0	1.6	1.9	(15.8)
Less: gain on divestitures	—	(9.4)	(100.0)	(1.4)	(9.1)	(84.6)
Add: insurance reserve	0.3	1.1	(72.7)	6.1	9.5	(35.8)
Add: asset impairment	—	—	NM	7.9	0.5	NM
Adjusted EBITDA	$259.4	$143.8	80.4%	$523.0	$385.5	35.7%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2020		2019		(Decrease)
Floor plan notes payable: non-trade	$1,293.2		$1,594.5		(18.9)%
Floor plan notes payable	310.3		407.5		(23.9)
Used and service loaner vehicle inventory financing facility	357.0		332.0		7.5
Revolving lines of credit	35.0		69.0		NM
Real estate mortgages	628.8		585.1		7.5
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		—		NM
Other debt	147.5		33.5		340.3
Unamortized debt issuance costs	(12.8)		(5.5)		132.7
Total debt	$3,459.0		$3,316.1		4.3%

Less: Floor plan related debt	$(1,960.5)		$(2,334.0)		(16.0)%
Less: Cash and cash equivalents	(57.1)		(27.1)		110.7
Less: Availability on used vehicle and service loaner financing facility	(72.0)		—		NM
Net Debt	$1,369.4		$955.0		43.4%

TTM Adjusted EBITDA	$655.3		$498.6		31.4%

Net debt to Adjusted EBITDA	2.09	x	1.92	x	8.9%